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                                                                    EXHIBIT 21.1

                          TRAVIS BOATS & MOTORS, INC.

                              SUBSIDIARY COMPANIES


                                         State of
    Name                               Incorporation            Assumed Name
    ----                               -------------            ------------
Falcon Marine, Inc.                       Texas             Travis Boating Center
Falcon Marine Abilene, Inc.               Texas             Travis Boating Center
Travis Boating Center Arlington, Inc.     Texas
Travis Boating Center Beaumont, Inc.      Texas
Travis Snowden Marine, Inc.               Texas             Travis Boating Center
                                                            Travis Boats & Motors
TBC Management, Ltd.                      Texas
Red River Marine Arkansas, Inc.           Arkansas
TBC Arkansas, Inc.                        Arkansas          Travis Boating Center
                                                            Red River Marine I, Inc.
Travis Boating Center Little Rock, Inc.   Arkansas
TBC Management, Inc.                      Delaware
Travis Boats & Motors Baton Rouge, Inc.   Louisiana         Baton Rouge Boating
                                                            Centre
Travis Boating Center Louisiana, Inc.     Louisiana
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